Exhibit 99.1

FOR IMMEDIATE RELEASE

Bogota Savings Bank Completes Acquisition of Gibraltar Bank

TEANECK, NEW JERSEY, March 1, 2021 — Bogota Financial Corp. (“Bogota Financial”) (Nasdaq: BSBK), the holding company for Bogota Savings Bank (“Bogota”), today announced that, effective February 28, 2021, it had completed its acquisition of Gibraltar Bank.

Based on December 31, 2020 financial information, the combined institution has approximately $821 million in assets, $584 million in deposits and $142 million in stockholders’ equity.  In addition, as part of the transaction, Bogota Financial issued 1,267,916 shares of its common stock to Bogota Financial, MHC.

The conversion and consolidation of data processing platforms, systems and customer files is expected to occur on or about August 16, 2021.

Joseph Coccaro, President and Executive Officer of Bogota Financial and Bogota said, “We are very pleased to have completed our combination with Gibraltar Bank and extend a warm welcome to Gibraltar’s customers and employees.  We look forward to working with the Gibraltar team in delivering to all of our customers and shareholders the benefits that we expect from this transaction.”

About Bogota

Bogota Financial Corp. is a Maryland corporation organized as the mid-tier holding company of Bogota Savings Bank and is the majority-owned subsidiary of Bogota Financial, MHC. Bogota Savings Bank is a New Jersey chartered stock savings bank that has served the banking needs of its customers in New Jersey since 1893. It operates from five offices located in Bogota, Newark, Oak Ridge, Parsippany and Teaneck, New Jersey.

Forward-Looking Statements

This press release contains certain forward-looking statements about Bogota Financial, and Bogota.  Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts.  They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.”  Forward-looking statements, by their nature, are subject to risks and uncertainties.  The following factors, among others, could cause actual results to differ materially from the anticipated results expressed in the forward-looking statements: (1) the businesses of Bogota and Gibraltar Bank may not be combined successfully; (2) the cost savings from the merger may not be fully realized or may take longer than expected to be realized; (3) operating costs, customer loss and business disruption following the merger may be greater than expected; (4) the interest rate environment may further compress margins and adversely affect new interest income; (5) the risks associated with continued diversification of assets and adverse changes to credit quality; (6) general economic conditions and increased competitive pressure; (7) conditions within the securities markets; and (8) changes in legislation, regulations and policies.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in Bogota Financial’s reports (such as the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet website (www.sec.gov).

Further, given its ongoing and dynamic nature, it is difficult to predict what continued effects the COVID-19 pandemic will have on our business and results of operations. The pandemic and the related local and national economic disruption may result in a decline in demand for our products and services; increased levels of loan delinquencies, problem assets and foreclosures; an increase in our allowance for loan losses; a decline in the value of loan collateral, including real estate; a greater decline in the yield on our interest-earning assets than the decline in the cost of our interest-bearing liabilities; and increased cybersecurity risks, as employees increasingly work remotely.

Bogota Financial does not undertake an obligation to revise these forward-looking statements or to reflect events or circumstances after the date of this press release.

Contact Information

For Bogota Financial Corp.:

Joseph Coccaro
President and Chief Executive Officer
(201) 862-0660